FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment ("Amendment") to the novated ETF distribution agreement (the "Agreement") dated as of September 30, 2021, by Northern Lights Fund Trust IV and Foreside Financial Services, LLC (together, the "Parties") is effective as of January 25, 2024.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

Northern Lights Fund Trust IV	Foreside Financial Services, LLC

By: /s/ Wendy Wang	By: /s/ Teresa Cowan
Wendy Wang, President	Teresa Cowan, President
Date: January 25, 2024	Date: January 31, 2024

EXHIBIT A

DATED January 25, 2024

Inspire Global Hope ETF (f/k/a Inspire Global Hope ESG ETF)

Inspire Small/Mid Cap ETF (f/k/a Inspire Small/Mid Cap ESG ETF)

Inspire Corporate Bond ETF (f/k/a/ Inspire Corporate Bond ESG ETF)

Inspire 100 ETF (f/k/a Inspire 100 ESG ETF)

Inspire Fidelis Multi Factor ETF

Inspire International ETF (f/k/a Inspire International ESG ETF)

Inspire Tactical Balanced ETF (f/k/a Inspire Tactical Balanced ESG ETF)

Inspire Faithward Mid Cap Momentum ESG ETF (f/k/a Inspire Faithward Mid Cap Momentum ESG ETF)

Inspire 500 ETF Inspire Short Term Bond ETF